                                                                   EXHIBIT 5.1


                        (LETTERHEAD BURR & FORMAN LLP)
                              BIRMINGHAM ALABAMA



                               October 25, 2002


Board of Directors
ProAssurance Corporation

        RE: REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-100526) RELATING TO
            3,125,000 SHARES OF COMMON STOCK OF PROASSURANCE CORPORATION (THE "REGISTRATION STATEMENT")

Gentlemen:

         As counsel to ProAssurance Corporation ("ProAssurance"), we have been requested to render the following opinion to you in connection with ProAssurance's Registration Statement, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by ProAssurance of 3,125,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") to be sold as described in the Registration Statement.

         In connection with this opinion, we have reviewed or are familiar with the following: a copy of the Certificate of Incorporation and Bylaws of ProAssurance and resolutions of the Board of Directors of ProAssurance adopted at a meeting October 7, 2002. In addition, we have considered such matters of law as we have deemed appropriate as a basis for our opinion set forth below.

         In rendering the opinion set forth herein, we have relied upon, and assumed the accuracy of the description of the offering of the Shares as set forth in the Registration Statement, and the statements, documents, records, and papers with respect to the factual matters set forth therein. We assume the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies in the legal capacity of all natural persons.

         Based on the foregoing, we are of the opinion, as of the date hereof, the Shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized and, when so sold, will be validly issued, fully paid and non-assessable.

         The law covered by the opinions expressed herein is limited to the Federal laws of the United States and corporate laws of the State of Delaware.

Board of Directors
October 25, 2002
Page 2

------------------

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this opinion and our firm under the section captioned "Legal Matters" in the Registration Statement and prospectus included therein.


                                             Your Very Truly,


                                             Burr & Forman LLP

JPS/ms